Item 30. Exhibit (g) iii. a. iii.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

In the attached Exhibits 1 and 2

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

SCOR GLOBAL LIFE USA REINSURANCE COMPANY

(the “Reinsurer”)

Effective November 15, 2025 (the “Amendment Effective Date”), the Agreements are amended as follows [   ] and to update the net amount at risk calculation for Universal Life plans.

1.	For Agreements listed in Exhibit 1 of this Amendment, the Agreement is hereby amended to add [ ].

2.	For all Agreements listed in Exhibit 2 of this Amendment, the applicable Special Net Risk Calculations schedule is hereby amended to (a) delete the calculation of net amount at risk for Universal Life plans and replace with (i) and (ii) below; and (b) [ ].

i.	For the Ceding Company’s Universal Life type plans issued prior to July 19, 2025 and all Variable Life type plans, the net amount of risk (as appropriately calculated) shall be [ ].

ii.	For the Ceding Company’s Universal Life type plans issued on or after July 19, 2025, the net amount of risk (as appropriately calculated) shall be [ ].

iii.	[ ].

All terms and conditions of the Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[   ]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/: Chad Madore	Date:	12/23/2025
Chad Madore
Head of Reinsurance Development & Management

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/: Chad Madore	Date:	12/23/2025
Chad Madore
Head of Reinsurance Development & Management

C.M. LIFE INSURANCE COMPANY

By:	/s/: Chad Madore	Date:	12/23/2025
Chad Madore
Head of Reinsurance Development & Management

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/: Louis Girard	Date:	12/19/2025
Louis Girard
AVP, Associate General Counsel

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/: Patrick Aul	Date:	12/19/2025
Patrick Aul
VP, Associate General Counsel

[   ]

Exhibit 1 – Agreements to be Amended to [ ]

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Codes	Applicable Sections
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]

[   ]

Exhibit 2 – Agreements to be Amended for Net Amount at Risk Calculations

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Codes	Applicable Sections
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
11/21/2020	Apex VUL	[ ]	[ ]	Exhibit H
	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]

[   ]